UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOTTERY.COM INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	81-1996183
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20808 State Hwy 71 W, Unit B

Spicewood, Texas 78669

(737) 309-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mathew McGahan

Principal Executive Officer

20808 State Hwy 71 W, Unit B

Spicewood, Texas 78669

Tel: (737) 309-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

M. Richard Cutler, Esq.

Cutler Law Group P.C.

6575 West Loop South

Bellaire, TX 77401

Tel: (713) 888-0040

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2024

PRELIMINARY PROSPECTUS

LOTTERY.COM INC.

Primary Offering of

$100,000,000 of Company Securities

4,345,404 Shares of Company common stock registered on behalf of Selling

Shareholders either directly or upon exercise of warrants or conversion of convertible promissory notes

Lottery.com, Inc. may from time to time offer and sell common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or units in one or more offerings of up to $100,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings; (1) the issuance by the Company of an aggregate of up to 20,000,000 shares of the Company’s common stock, par value $0.001 per share (“common stock”), and (2) the offer and resale from time to time by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees, of: (a) shares of common stock, consisting of (i) 2,197,706 issued and outstanding shares of common stock issued pursuant to private placements conducted in 2023 and 2024, (ii) 1,092,260 shares of common stock issuable upon exercise of the Private Placement Warrants; and (b) 1,055,438 held by certain officers, directors, employees and consultants of the Company.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. We and the Selling Shareholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how we and the Selling Shareholders may sell the securities in the section entitled “Plan of Distribution.” In addition, certain of the securities being registered hereby are subject to vesting and/or transfer restrictions that may prevent the Selling Shareholders from offering or selling such securities upon the effectiveness of the registration statement of which this prospectus is a part. See “Description of Capital Stock” for more information.

We will receive proceeds from the issuance and sale of our common stock, preferred stock, depositary shares representing preferred stock, debt securities, warrants, purchase contracts or units. We will not receive any proceeds from the sale of shares of common stock or warrants by the Selling Shareholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash.

Our common stock is listed on The Nasdaq Stock Market LLC under the symbols “LTRY” And “LTRYW”. On February 09, 2024, the closing price of our common stock was $2.30 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2024.

i

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” “ours,” “Company,” or “Lottery.com” refer to Lottery.com Inc. and its subsidiaries.

In this document:

“Board” means the Board of Directors of Lottery.com, Inc.

“Bylaws” means the Amended and Restated Bylaws adopted by Lottery.com, Inc.

“Charter” means the Second Amended and Restated Certificate of Incorporation adopted by Lottery.com, Inc.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of Lottery.com, Inc.

“DGCL” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Lottery.com” means Lottery.com Inc. (formerly known as Trident Acquisitions Corp.), a Delaware corporation, following the consummation of a business combination.

“Nasdaq” means The Nasdaq Global Market.

“Public Shareholders” means holders of common shares held by the public.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of Lottery.com. Forward-looking statements appear in a number of places in this prospectus, including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Lottery.com and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors discussed and identified in public filings made with the SEC by Lottery.com and the following:

●	Our inability to compete with other forms of entertainment for consumers’ discretionary time and income;

●	Our inability to attract and retain users;

●	Our inability to successfully acquire and integrate new operations;

●	Our inability to profitably expand into new markets;

●	changes in applicable laws or regulations;

●	the failure of third-party service providers to perform services and protect intellectual property rights required for the operation of our business;

●	limited liquidity and trading of our securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors;

●	operational risk;

●	the risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

●	other factors detailed under the section entitled “Risk Factors.”

The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Lottery.com. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to Lottery.com or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. Lottery.com undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

2

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements included elsewhere in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Company,” “Lottery.com,” “we,” “our,” “us” and other similar terms refer to Lottery.com, Inc. and our consolidated subsidiaries.

General

We are transforming how, where and when lottery is played. Our engaging mobile and online technologies are built on Nexus, our proprietary single tenant iGaming solution. Combined with a suite of integrated interface functionalities, we enable players and commercial partners located in the U.S. and internationally to remotely purchase legally sanctioned lottery games. The world’s largest digital publishers including Google and Amazon, along with fans and subscribers look to us for compelling, real-time results on more than 800 lottery games from more than 40 countries. Through our affiliation with WinTogether, a registered 501(c)(3) charitable trust, we are fundamentally changing how non-profit donors are incentivized to action by gamifying charitable giving. In all that we do, our mission remains the same: an uncompromising passion to innovate, grow a new demographic of enthusiasts, deliver responsible and trusted solutions, and promote community and philanthropic initiatives.

The rights of holders of our Common Stock are governed by our second amended and restated certificate of incorporation (our “Charter”), our amended and restated bylaws (our “Bylaws”) and the Delaware General Corporation Law (the “DGCL”). See the sections entitled “Description of Securities.”

The mailing address of our principal executive office is 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669, and our telephone number is (737) 309-4500.

RISK FACTORS

Our business is subject to a number of risks and uncertainties, including those highlighted in the section entitled “Risk Factors” immediately following this summary. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others, the following:

Business, Market and Economic Risks

●	Competition within the global entertainment and gaming industries is intense and if we fail to compete effectively, our existing and potential users may be attracted to our competitors or to competing forms of entertainment such as television, movies, online gaming and sports betting, as well as other entertainment and gaming options on mobile devices and web applications. If our offerings do not continue to be popular, we could experience price reductions, reduced margins, loss of market share, and our business, financial condition and results of operations could be harmed.

●	Economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition and results of operations.

●	Reductions in discretionary consumer spending could have an adverse effect on our business, financial condition, and results of operations.

●	Negative events or negative media coverage relating to, or a declining popularity of, the lottery or lottery games in general, or other negative coverage relating to lottery, forms of online gaming or betting, or the gaming industry, may adversely impact our ability to retain or attract users, which could have an adverse impact on our business, financial condition, and results of operations.

3

●	Our growth will depend on our ability to attract players and retain users, and the loss of our users, failure to attract new users in a cost-effective manner, or failure to effectively manage our growth could adversely affect our business, financial condition, results of operations.

●	Internet search engines drive traffic to our B2C Platform and our new user growth could decline and our business, financial condition, and results of operations would be adversely affected if we fail to appear prominently in search results.

●	We face risks related to health epidemics and other widespread outbreaks of contagious disease, which could disrupt our operations and impact our operating results.

●	We are subject to risks related to corporate social responsibility, responsible gaming, reputation and ethical conduct.

General Operational Risks

●	The mobile lottery market is still in relatively early stages of growth, and if such market does not continue to grow, grows slower than we expect, or fails to grow as we forecast, our business, financial condition, and results of operations could be adversely affected.

●	Our business may be materially adversely affected if our existing and future products, technology, services and solutions do not achieve and maintain broad market acceptance, if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards and changing regulatory requirements, or if we do not invest in product and systems development and provide services that are attractive to our users and customers.

●	Our results of operations may fluctuate due to seasonality and other factors and, therefore, our periodic operating results will not be guarantees of future performance.

●	We may not be able to capitalize on trends and changes in the gaming and lottery industries, including due to the operational costs involved, the laws and regulations governing these industries, and other factors.

Branding and Reputational Risks

●	Our business depends on a strong brand and reputation, and if we are not able to develop, maintain and enhance our brand and reputation, including as a result of negative publicity, our business and operating results may be harmed.

●	Our marketing efforts to help grow our business may not be effective.

●	If we fail to detect fraud or misappropriation of proprietary information, including by our users, customers and employees, our reputation and brand may suffer, which could negatively impact our business, financial condition and results of operations and can subject us to investigations and litigation.

●	Our growth prospects may suffer if we are unable to develop successful offerings or if we fail to pursue additional offerings. In addition, if we fail to make the right investment decisions in our offerings and technology, we may not attract and retain key users and customers and our revenue, business, financial condition, and results of operations may decline.

●	Any failure to offer high-quality user support may harm our relationships with users and could adversely affect our reputation, brand, business, financial condition and results of operations.

Information Technology Risks

●	We rely on information technology and other systems and services, and any failures, errors, defects or disruptions in our systems or the availability of our services could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Our software applications and systems, and the third-party platforms upon which they are made available, could contain undetected errors.

●	Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers, breached due to employee error, malfeasance or other cybersecurity risks or disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, fines and the payment of damages, restrictions on our ability to use data, disruption of our operations and the services we provide to users, damage to our reputation, and a loss of confidence in our products, services and systems, which could adversely affect our business.

4

●	Because we maintain certain information about our users, we are subject to various privacy laws both in the United States and internationally. Our failure to comply with such laws could expose us to penalties, fines, and litigation, adversely impact our reputation and brand, any of which could adversely affect our business.

●	Our business could be adversely impacted by changes in the Internet and mobile device accessibility of users.

●	We operate in a rapidly evolving industry and if we fail to successfully develop, market or sell new products or adopt new technology platforms, it could materially adversely affect our business, results of operations and financial condition.

●	We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our Platform is accessible, which would adversely affect our business, reputation, financial condition, and results of operations.

●	Our Platform may be vulnerable to risks, both foreseen and unforeseen, arising from the new and untested nature of distributed ledger technology.

Regulatory and Compliance Risks

●	There is no certainty that in the future a jurisdiction will not enact, amend, or reinterpret laws and regulations governing our operations in ways that impair our revenues, cause us to incur additional legal and compliance costs and other operating expenses, or are otherwise not favorable to our existing operations or planned growth, all of which may have a material adverse effect on us or our results of operations, cash flow, or financial condition.

●	If there is a final determination on the applicability of the Wire Act to our operations and it is determined or codified that the Wire Act extends to transmission of lottery games in interstate or foreign commerce, certain of our operations that are not currently restricted by statute or practice to a state’s territorial boundaries may be negatively impacted or eliminated, which may have a material adverse effect on our business, financial conditions, and results of operations.

●	If the Interstate Wagering Amendment is interpreted or applied to prohibit transmissions to foreign countries, it could have a negative impact on our business, financial condition, and results of operations.

●	Our business model and the conduct of our operations may have to vary in each U.S. jurisdiction where we do business to address the unique features of applicable law to ensure we remain in compliance with that jurisdiction’s laws. Our failure to adequately do so may have an adverse impact on our business, financial condition, and results of operations.

●	Rules and regulations governing sweepstakes, promotions and giveaways vary by jurisdiction and country, which could restrict or eliminate our ability to generate revenues on the WinTogether Platform and our ability to increase our brand reputation and recognition by sweepstakes participants, all of which could harm our business, financial condition and results of operations.

●	In some jurisdictions our key executives, certain employees or other individuals related to the business may be subject to licensing or compliance requirements. Failure by such individuals to obtain the necessary licenses or comply with individual regulatory obligations, could cause the business to be non-compliant with its obligations, or imperil its ability to obtain or maintain licenses that may be necessary for the conduct of our business. In some cases, the remedy to such situation may require the removal of a key executive or employee and the mandatory redemption or transfer of such person’s equity securities.

●	A court may find that part or all of the provision included in the Charter pertaining to the redemption right with respect to capital stock held by any Shareholders who are deemed “disqualified” or “unsuitable” holders is not enforceable, either in general or as to a particular fact situation.

5

●	We will continually develop internal compliance programs and requirements in an effort to ensure that we comply with legal requirements imposed in connection with our activities and generally applicable to all publicly traded companies, however, we cannot ensure that they will prevent the violation of one or more laws, which may have an adverse impact on our business, financial condition, and results of operations.

●	We take our corporate responsibility to our users, customers, and the requirements of the regulatory authorities in the jurisdictions in which operate very seriously and are focused on maintaining a safe and responsible gaming environment. Our failure to remain in compliance with underage and responsible gaming requirements or any amendments or additions to such requirements could have a material adverse effect on us, our reputation and brand, or on our business, results of operations, or financial condition.

●	We are subject to governmental laws and requirements of the U.S. and various international jurisdictions in which we operate regarding anti-bribery, anti-corruption, economic and trade sanctions, anti-money laundering and counter-terror financing. Alleged or actual violation of any of these laws or requirements could negatively impact our brand and reputation, our ability to obtain or maintain any governmental licenses, findings of suitability, registrations, permits and approvals, any of which could negatively impact our business, financial condition and results of operations.

●	We are subject to domestic and foreign laws relating to processing certain financial transactions, including payment card transactions, and failure to comply with those laws, even if inadvertent, could have a material adverse effect on our business, financial condition and results of operations.

●	Tax and other regulatory authorities may successfully assert that we have not properly collected or remitted withholding taxes, and as a result may successfully impose additional obligations, fines, penalties or other financial liability on us, any of which could adversely affect our business, financial condition, and results of operations.

Human Capital Risks

●	Continued growth and success will depend on the performance of our current and future employees, including certain key employees. Recruitment and retention of these individuals is vital to growing our business and meeting our business plans. The loss of any of our key executives or other key employees could harm our business.

●	Illegal, improper, or otherwise inappropriate activity of our couriers, whether or not occurring while performing their employment duties, could expose us to liability and adversely affect our business, reputation, brand, financial condition, and results of operations.

Dependence on Third Party Risks

●	Our business model depends upon the continued compatibility between our B2C Platform and the major mobile operating systems and upon third-party platforms for the distribution of our product offerings. If Google Play or the Apple App Store or other mobile download sites prevent users from downloading our apps or if our advertising is blocked or rejected from being delivered to our users, our ability to grow our revenue, profitability and prospects may be adversely affected.

●	We rely on third-party providers for validation services regarding our users, and if such providers fail to perform adequately, provide accurate information or we do not maintain business relationships with them, our business, financial condition and results of operations could be adversely affected.

●	We rely on third-party payment processors to process payments and withdrawals made by our users, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, financial condition and results of operations could be adversely affected.

●	Our technology contains third-party open-source software components, and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to provide our offerings.

●	If we cannot license rights to use third-party technologies on reasonable terms, we may not be able to commercialize new products or services in the future.

6

●	We rely on relationships with lottery organizations from which we acquire lottery information for the provision of our Data Services. Loss of existing relationships or failure to expand existing relationships may cause loss of competitive advantage or require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations.

Geographic Expansion and Acquisition Risks

●	Our business plan includes the evaluation and potential acquisition and integration of businesses or their assets. Our business may suffer if we are unable to successfully undertake the integrations into the Company or otherwise manage the growth associated with such acquisitions, which could adversely affect our operating results and result in charges to earnings, impairing our business, financial condition, and results of operations.

●	Our strategy anticipates substantial growth, and if we fail to adequately scale product offerings and manage our entry into new territories, our business and reputation may be harmed.

●	We may require additional capital to support our growth plans, including in connection with our expansion into new markets and our strategic acquisitions, and such capital may not be available on reasonable terms or at all. This could hamper our growth and adversely affect our business.

●	We may face difficulties as we expand our operations into new markets in which we have limited or no prior operating experience.

International Operations Risks

●	The international scope of our operations may expose us to increased legal and regulatory risks, and our international operations and corporate and financing structure may expose us to potentially adverse tax consequences.

●	Fluctuating foreign currency and exchange rates may negatively impact our business, results of operations and financial position.

Intellectual Property Risks

●	If we are unable to protect our intellectual property and proprietary rights or prevent its unauthorized use by third parties, our ability to compete in the market or our business, financial condition and results of operations may be harmed.

●	The intellectual property rights of others, including claims of third parties that we are infringing on their intellectual property and proprietary rights, may prevent us from developing new products, services and systems, entering new markets or may expose us to significant license fees, liability or costly litigation.

Legal Proceedings Risks

●	We are party to pending litigation and investigations in various jurisdictions and with various plaintiffs and we may be subject to future litigation or investigations in the operation of our business. An adverse outcome in one or more proceedings could adversely affect our business, financial condition and results of operations.

●	Failure to perform under agreements regarding our Platform or our Data Services, affiliate agreements, or other contracts that we are party to may result in litigation, substantial monetary liquidated damages and contract termination, which would materially and adversely affect our business, financial condition and results of operations.

Public Company Operating Risks

●	Our projections are subject to significant risks, assumptions, estimates and uncertainties, including assumptions regarding future legislation and changes in regulations, both inside and outside of the United States. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.

●	The requirements of being a public company may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses may be greater than we anticipate.

●	The exclusive forum provision in our Charter may have the effect of discouraging lawsuits against our directors and officers.

●	Anti-takeover provisions contained in our Charter and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Risks Related to our Common Stock

●	There can be no assurance we will be able to comply with the standards required to have our securities remain listed on Nasdaq.

●	The exercise of registration rights may adversely affect the market price of our Common Stock.

●	Future offerings of debt or offerings or issuances of equity securities by Lottery.com may adversely affect the market price of our Common Stock or otherwise dilute all other Shareholders.

7

THE OFFERING

We are registering: (1) the issuance by us of up to $100,000,000 in the aggregate value of the securities identified herein from time to time in one or more offerings; the issuance by the Company of an aggregate of up to 20,000,000 shares of the Company’s common stock, par value $0.001 per share (“common stock”); (2) the offer and resale from time to time by the selling shareholders named herein (the “Selling Shareholders”), or their permitted transferees, of: (a) shares of common stock consisting of (i) 2,197,706 issued and outstanding shares pursuant to private placements conducted in 2023 and 2024. The private placements were conducted through Convertible Promissory Notes convertible at a conversion price of $2.2751. “Conversion Price” means $2.2751, if the Conversion Price on the six (6) month anniversary of the Issuance Date is lower than the Conversion Price on the Issuance Date, then the Conversion Price shall be adjusted downward to the VWAP of the Common Stock for the five (5) consecutive Trading Days immediately preceding the six (6) month anniversary date. The Conversion Price is subject in each case, to adjustment as provided herein; (b) 1,092,260 shares of common stock issuable upon exercise of the Private Placement Warrants; and (c) 1,055,438 held by certain officers, directors, employees and consultants of the Company.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 3 of this prospectus.

Issuance of Common Stock

Shares of Common Stock, preferred stock, debt securities, warrants, purchase contracts or units	20,000,000 shares or other securities up to $100,000,000

Use of proceeds	We will receive up to an aggregate of approximately $100,000,000 from the issuance of the securities. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for working capital and general corporate purposes.

Resale of shares of Common Stock

Shares of Common Stock offered by the Selling Shareholders	4,345,404 shares upon full conversion of convertible notes, and exercise of warrants, including 1,055,438 shares of Common Stock currently outstanding held by officers, directors, employees and consultants.

Use of proceeds	Other than possibly in connection with the exercise of warrants, we will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders.

Ticker Symbol	Our shares of Common Stock and public warrants are listed on Nasdaq under the symbol “LTRY” and “LTRYW.”

Lock-up restrictions	Certain of our Shareholders, including the Selling Shareholders, are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Securities Act Restrictions on Resale of Common Stock.”

(1)	The number of shares of Common Stock issued and outstanding of Lottery.com Inc. is 4,747,047 as of February 9, 2024.

8

USE OF PROCEEDS

Our offering of $100,000,000 in our securities is being made on a best-efforts basis: as if a sale of common stock, the offering price per share would be $5.00. The table below depicts how we plan to utilize the proceeds in the event that 25%, 50%, 75% and 100% of the securities in this offering are sold; however, the amounts actually expended for working capital as well as other purposes may vary significantly and will depend on a number of factors, including the amount of our future revenues and the other factors described under “Risk Factors.” Accordingly, we will retain broad discretion in the allocation of proceeds of this Offering.

Amount of Securities Sold	25%	50%	75%	100%
Gross proceeds from this Offering (1)(2)	25,000,000	50,000,000	75,000,000	100,000,000
Underwriting discounts and commissions (3)	1,750,000	3,500,000	5,250,000	7,000,000
Other offering costs and listing fees	250,000	500,000	750,000	1,000,000
Net proceeds from this Offering	23,000,000	46,000,000	69,000,000	92,000,000
Operations	9,200,000	18,400,000	27,600,000	36,800,000
Acquisitions	1,104,000	2,208,000	3,312,000	4,416,000
Product Development	3,000,000	6,000,000	9,000,000	12,000,000
General & Administrative	5,750,000	11,500,000	17,250,000	23,000,000
Additional General Working Capital	3,946,000	7,892,000	11,838,000	15,784,000

1. Expenditures for the 24 months following the completion of this offering. The expenditures are categorized by significant area of activity. The Company will hire more employees and consultants and scale up its operations based on the amount of funds it receives from this offering.

2. Due to the uncertainties inherent in product development it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for the above purposes.

3. Consists of potential broker-dealer commissions of 7% of the offering proceeds.

9

MANAGEMENT

Board of Directors and Management

The following persons serve as the Company’s executive officers and directors

Name	Age	Position
Executive Officers
Matthew McGahan(3)	54	President, Chief Executive Officer, Secretary and Chairperson of the Board
Robert Stubblefield	60	Chief Financial Officer
Gregory Potts	53	Chief Operating Officer

Non-Employee Directors
Barney Battles(2)	57	Director
Christopher Gooding(1)	66	Director
Paul S. Jordan(2)	63	Director
Tanner T. Hasan(3)	55	Director

(1)	Class I director, with a term expiring at the annual meeting of Shareholders to be held in 2026.
(2)	Class II director, with a term expiring at the annual meeting of Shareholders to be held in 2024.
(3)	Class III director, with a term expiring at the annual meeting of Shareholders to be held in 2025.

Matthew McGahan, has served as Chairman of the Board since October 2022 and is Chairman and CEO of Sports.com, its wholly owned subsidiary and a leading sports entertainment and media content platform. After serving as interim CEO of Lottery.com from July of 2023, he was appointed as CEO in December of 2023. McGahan established his Automotive Group in 1997, which emerged as one of Europe’s largest Harley-Davidson and BMW dealer Groups. His leadership propelled the company to substantial success until its sale in 2010. Through his family office established in 2015 with his father, Matt has since invested and advised businesses across a variety of sectors, including motorsports, EV, technology minerals mining, recycling, fintech, and medical research, showcasing his versatility, keen investment insight and focus on innovation and social responsibility. His ability to identify and nurture potential across a spectrum of industries has not only contributed to his personal success but has also driven innovation and growth in each of these fields. His career can be characterised as a blend of entrepreneurial success, philanthropic leadership, and strategic vision. His journey from the automotive industry to the helm of Lottery.com and Sports.com, coupled with his profound impact on societal well-being through “Mask Our Heroes,” reflects a legacy of innovation, compassion, and resilience.

Barney Battles has been a member of the Board since October 2022. In 2014, Mr. Battles founded The League of Angels, a network of UHNW international members investing in fast growth British ventures with a global impact and strong corporate values. Mr. Battle is the former co-owner of Jackpot Games, a Maltese online gaming venture that was then sold to a large German Media Group. Additionally, Mr. Battles is the former senior advisor to the Rank Group PLC (LSE: RNK), where he focused on the Grosvenor Casinos and Bingo (a UK-based chain of 53 casinos located in major towns and cities across the UK and 76 bingo clubs located in Belgium, Spain, and the UK). During his time at Grosvenor Casinos and Bingo, Mr. Battles focused on delivering interactive digital gaming formats across their retail footprint. He also has extensive FTSE experience, working as Executive Chairman/CFO in turnaround or high growth sectors and is a former CFO of London’s largest digital agency. Mr. Battles earned a Master in Computing Science from the University of Aberdeen, and was a Scottish Chartered Accountant with Ernst & Young.

10

Christopher Gooding has been a member of the Board of Directors since August of 2023. Mr. Gooding brings decades of service at respected law firms, predominantly within the heart of London’s financial district. His professional journey began as an Assistant Solicitor at Clifford Turner in London and Dubai, advancing to a 15-year tenure at Clyde & Co. A consummate legal strategist, he also served as a partner at LeBoeuf Lamb Greene & MacRae and Howard Kennedy. Notably, from 1999 to 2009, he held the position of Director at the Sovereign Trade Corporation. Adding to his diverse portfolio, Gooding subsequently held partner roles at Fasken Martineau and Nabarro LLC (now CMS). Since 2022, he has honed his expertise as a Consultant at Crowell and Morsing.

Paul S. Jordan is a motorsport commercial specialist with extensive international sponsorship, acquisitions and communication skills and experience. With an active career in motorsport that spans more than four decades, Mr. Jordan has held senior positions with the world’s top Formula One Teams and some of most recognizable motorsport brands.

Tamer T. Hassan is a former boxer and worked in football management before becoming a British actor with a slate of over 60 films. He is best known for his role as the leader of the Millwall firm, opposite Danny Dyer, in “The Football Factory” (2004), “Layer Cake (2004) opposite Daniel Craig, “Batman Begins” (2005), “The Business” (2005), and “Game of Thrones” (2016). Mr. Hasan has recently completed filming for “The Witcher” (Season 2) on Netflix with Henry Cavil. He also remains involved with creative content and participates in voice-over roles. Mr. Hassan’s entrepreneurial skills have led him to participate in large-scale projects in entertainment, sports & leisure, and hospitality. He has a passion for supporting emerging acting talent in Cyprus and is the founder of The Tamer Hassan Academy for Acting.

Robert Stubblefield has served as the chief financial officer of Demeta, Inc. since January 2022 and of Regnum Corp. since March 2020. Mr. Stubblefield was the chief financial officer of Wookey Project Corp. and Wookey Search Technologies Corporation from March 2020 to December 2021. Further, Mr. Stubblefield served as a contract chief financial officer of Sherpa Digital Media, Inc. from February 2019 to December 2021. Prior to this role, from October 2017 to December 2019, Mr. Stubblefield served as a consulting chief financial officer for various start-ups and growth companies in the San Francisco Bay Area and has experience in senior finance, accounting, and operations roles in public companies. He has held a CPA License from the state of California since the late 1980’s.

Gregory Potts has over 25 years of strategic marketing experience, including the implementation of growth strategies for consumer brands and their channel affiliates through targeted, local marketing efforts using co-op funding mechanisms. At Lottery.com, he will be leading the execution of the Company’s B2B growth strategy and will oversee the recently launched Global Affiliate Marketing Program. Prior to coming to Lottery.com Mr. Potts served as a Senior Sales Executive for Vericast, where he oversaw the channel affiliate program and specialized in co-op marketing, customer activation, and integrated media campaigns. He also serves as a director of WinTogether.

Limitation of Liability and Indemnification of Directors and Executive Officers

Lottery.com has entered into indemnification agreements with each of our directors and executive officers, the form of which is attached as an exhibit to the registration statement of which this prospectus is a part. The indemnification agreements require Lottery.com to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

For more details regarding the related party transactions between the Company and its other executive officers and directors, see the sections entitled “Certain Relationships and Related Party Transactions.”

SELLING SHAREHOLDERS

This prospectus relates to the resale by the Selling Shareholders of up 4,345,404 shares of Common Stock, including shares held directly, shares issuable upon the exercise of certain outstanding warrants, shares issuable upon the conversion of certain unsecured convertible notes. The 4,345,404 shares consist of: (a) 2,197,706 issued and outstanding shares pursuant to private placements conducted in 2023 and 2024. The private placements were conducted through Convertible Promissory Notes convertible at a conversion price of $2.2751. If the “Conversion Price” on the six (6) month anniversary of the Issuance Date is lower than the Conversion Price on the Issuance Date, then the Conversion Price shall be adjusted downward to the VWAP of the Common Stock for the five (5) consecutive Trading Days immediately preceding the six (6) month anniversary date. The Conversion Price is subject in each case, to adjustment as provided herein; (b) 1,092,260 shares of common stock issuable upon exercise of the Private Placement Warrants; and (c) 1,055,438 shares of common stock held by certain officers, directors, employees and consultants of the Company.

11

The Selling Shareholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the Common Stock other than through a public sale. We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, Selling Shareholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The following table sets forth, as of February 12, 2024 (or such other date as such information was provided to us by the applicable Selling Shareholders), the name and address of the Selling Shareholders, the number of shares of Common Stock beneficially owned, the number of shares of Common Stock that the Selling Shareholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Shareholders after the sale of the securities offered hereby.

Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Percent Owned After Offering	Shares of Common Stock Being Offered	Shares of Common Stock Benefically Owned After Offering	Shares of Common Stock Benefically Owned After Conversion of Promissory Note	Purchase Warrants Shares Being Registered	Purchase Warrants Shares Owned After Purchase
Matthew McGahan(1)	473,985	9.99%	195,720	5.90%	0	0	0
Robert Stubblefield (2)	120,000	2.53%	75,000	1.49%	0	0	0
Gregory Potts (3)	50,000	1.00%	20,000	0.60%	0	0	0
Barney Battles(4)	233,368	4.90%	131,327	2.90%	0	0	0
Christopher Gooding (5)	152,392	3.20%	90,839	1.89%	0	0	0
Paul S. Jordan(6)	148,266	3.10%	83,776	1.84%	0	0	0
Tanner T. Hasan(7)	148,266	3.12%	83,776	1.84%	0	0	0
Amar Ali Law PLLC(8)	247,150	5.20%	100,000	3.07%	0	0	0
Randall Lanham, Esq.(9)	75,000	1.58%	50,000	0.93%	0	0	0
Andrew R. Korn, Esq.(10)	81,000	1.70%	50,000	1.24%	0	0	0
Andrey Nikitin(11)	300,000	6.30%	100,000	3.73%	0	0	0
Sound Capital, Inc.(12)	75,000	1.58%	75,000	0.93%	0	0	0
Adam Gefvert(13)	0	0.00%	43,955	0.54%	43,955	49,700	21,845
Honey Tree Trading, LLC(14)	0	0.00%	2,043,867	9.99%*	2,043,867	2,311,050	1,015,802
Robert Seguso(15)	0	0.00%	65,932	0.82%	65,932	74,550	32,768
Asaf Shalev(16)	0	0.00%	43,955	0.54%	43,955	49,700	21,845
Total	2,104,427	44.20%	3,253,147	28%	2,197,709	2,485,000	1,092,260

(1)	Consists of (i) 473,985 shares of Common Stock currently owned by Matthew McGahan, our President, Chief Executive Officer, Secretary and Chairperson of our Board. Mr. McGahan’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

12

(2)	Consists of (i) 120,000 shares of Common Stock currently owned by Robert Stubblefield, our Chief Financial Officer. Mr. Stubblefield’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(3)	Consists of (i) 50,000 shares of Common Stock currently owned by Greg Potts, our Chief Operating Officer. Mr. Potts’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(4)	Consists of (i) 233,368 shares of Common Stock currently owned by Barney Battles, our Board Member. Mr. Battle’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(5)	Consists of (i) 152,392 shares of Common Stock currently owned by Christopher Gooding, our Board Member. Mr. Gooding’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(6)	Consists of (i) 148,266 shares of Common Stock currently owned by Paul S. Jordan, our Board Member. Mr. Jordan’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(7)	Consists of (i) 148,266 shares of Common Stock currently owned by Tanner T. Hasan, our Board Member. Mr. Hasan’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(8)	Consists of (i) 247,150 shares of Common Stock issued in the name of Amar Ali Law, PLLC, beneficially owned by Amar Ali, Esq., our Chief Outside Legal Counsel. Mr. Ali’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(9)	Consists of (i) 75,000 shares of Common Stock currently owned by Randall Lanham, Esq., our Outside Legal Counsel. Mr. Lanham’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(10)	Consists of (i) 100,000 shares of Common Stock currently owned by Andrew R. Korn, Esq., our Outside Legal Counsel. Mr. Korn’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(11)	Consists of (i) 300,000 shares of Common Stock currently owned by Andrey Nikitin a consultant. Mr. Nitikin’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(12)	Consists of (i) 75,000 shares of Common Stock issued in the name of Sound Capital, Inc., beneficially owned by Richard Chancis a consultant to the Company. Mr. Chancis’ business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(13)	Consists of (i) 43,955 shares of Common Stock upon conversion of promissory note and 49,700 Purchase Warrant Shares currently owned by Adam Gefvert, a participant in the Company Private Placement. Adam Gefvert’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(14)

Consists of (i) 2,043,867 shares of Common Stock upon conversion of promissory note and 2,311,050 Purchase Warrant Shares currently owned by Honey Tree Lending, LLC, a participant in the Company Private Placement. Honey Tree Lending’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

*In accordance with the terms of the convertible note, Honey Tree Lending, LLC may not exceed 9.99% ownership at any given time.

(15)	Consists of (i) 65,932 shares of Common Stock upon conversion of promissory note and 74,550 Purchase Warrant Shares currently owned by Robert Seguso, a participant in the Company Private Placement. Robert Seguso’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(16)	Consists of (i) 43,955 shares of Common Stock upon conversion of promissory note and 49,700 Purchase Warrant Shares currently owned by Asaf Shalev, a participant in the Company Private Placement. Asaf Shalev’s business address is c/o Lottery.com, 20808 State Hwy 71 W, Unit B, Spicewood, TX, 78669.

(17)	The Selling Shareholders own, in the aggregate, approximately 44% of the Common Stock outstanding prior to this offering.

13

PLAN OF DISTRIBUTION

We are offering the securities on a best-efforts basis directly from the Company or through placement agents we may later identify. Any such placement agents would not be purchasing or selling any securities under this prospectus, nor would they be required to arrange for the purchase or sale of any specific number or dollar amount of securities.

There is no minimum number of securities that must be sold as a condition to closing this offering; the actual number/amount of securities sold in this offering is not presently determinable.

The Company in good faith determined the offering price for the Securities in this offering. The factors considered in determining the price included the history of, and the prospects for the industry in which we compete, our past and present operations and our prospects for future revenues.

In the event we engage any placement agents we would pay them an aggregate placement agent fee equal to 7% of the gross proceeds of the sale of securities in the offering. The estimated offering expenses payable by us, in addition to any placement agent fees, are approximately 1% of the gross offering amount raised (i.e. $25,000,000 raised, costs would approximate $250,000), which includes our legal and accounting costs and various other fees and costs associated with offering. After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately 92% of the offering, assuming all securities offered are sold in this offering, the net proceeds to the Company would be $92,000,000.

We will pay all of the expenses incident to the registration, offering, and sale of the securities to the public other than commissions or discounts of underwriters, broker-dealers, or agents. This does not include payment for any costs or expenses incurred by shareholders related to ownership or sales of their shares.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

ERISA Considerations

Special considerations apply when contemplating the purchase of securities on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of the offered securities on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no securities will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Foreign Regulatory Restrictions on Purchase of the Offered Shares

We have not taken any action to permit a public offering of our securities outside the United States or to permit the possession or distribution of this Offering Circular outside the United States. Persons outside the United States who come into possession of this Offering Circular must inform themselves about and observe any restrictions relating to this offering of Offered Shares and the distribution of the Offering Circular outside the United States.

Selling Shareholders

The Selling Shareholders, as used here includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

14

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Certain Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act by amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares of Common Stock or interests therein, certain Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Shareholders may also sell our shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the shares of Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents. We will not receive any of the proceeds from the offering by Selling Shareholders. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or Shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or Shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the shares of Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

15

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

Cutler Law Group, P.C. has opined upon the validity of our Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated balance sheet as of December 31, 2022 and 2021 and related consolidated statements of operations, Shareholders’ equity, and cash flows are incorporated into this prospectus and in the registration statement by reference and have been incorporated in reliance on the reports of Yusufali & Associates, LLC, independent registered public accounting firms, included herein, given on the authority of said firm as experts in accounting and auditing.

Legal and Administrative Proceedings

We are currently not a party to any material legal or administrative proceedings other than ordinary routine litigation incidental to our business and we are not aware of any pending or threatened material legal or administrative proceedings against us other than ordinary routine matters incidental to our business except for the below items previously disclosed in our 10-Ks and 10-Qs. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

J. Streicher

On July 29, 2022, the Company filed its original Verified Complaint for Breach of Contract and Specific Performance (the “Streicher Complaint”) against J. Streicher Financial, LLC (“Streicher”) in the Court of Chancery of the State of Delaware (the “Chancery Court”), On September 26, 2022, the Chancery Court entered an order in favor of the Company, Granting with Modifications Company’s Motion for Partial Summary Judgment in the amount of $16,500,000.00 (the “Streicher Judgment”). On October 27, 2022, the Chancery Court further awarded the Company $397,036.94 in attorney’s fees (the “Fee Order”). The Company intends to fully collect on the Judgment and shall pursue all legal and equitable means to enforce the Judgment against Streicher until the Judgment is fully satisfied.

Preston Million Class Action

On August 19, 2022, Preston Million filed the Class Action Complaint (the “Class Action Complaint”) against the Company and certain former officers and directors of the Company in the United States District Court for Southern District of New York (the “SDNY”), styled Preston Million, Individually and on Behalf of All Others Similarly Situated vs. Lottery.com, Inc. f/k/a Trident Acquisitions Corp., Anthony DiMatteo, Matthew Clemenson and Ryan Dickinson (Case No. 1:22-cv-07111-JLR). On February 6, 2024, the United States District Court for the Southern District of New York granted the Motions to Dismiss filed by Lottery.com in Case No. 1:22-cv-07111 (JLR), In re Lottery.com, Inc. Securities Litigation. Lottery.com’s Motions to Dismiss sought dismissal of the Amended Class Action Complaint and the Complaint filed by Plaintiff Harold M. Hoffman. The Court’s ruling is based on the pleadings alone and is not a determination on the merits of the case. The Court has granted the Class Action Plaintiffs and Plaintiff Harold M. Hoffman leave to amend their Complaints within twenty-one days of the date of the Court’s ruling.

16

TinBu Complaint

On March 13, 2023, John Brier, Bin Tu and JBBT, LLC (collectively, the “Plaintiffs”) filed its original complaint against Lottery.com, Inc. f/k/a AutoLotto, Inc. (the “Company”) and its wholly-owned subsidiary TinBu, LLC (“TinBu”) (Company and TinBu collectively referred to herein as “Defendants”) in the Circuit Court of the 13th Judicial District in and for Hillsborough County, Florida (the “Complaint”). The Complaint alleges breach of contract(s) and misrepresentation with alleged damages in excess of $4.6 million. On January 11, 2024, the Court signed and entered the Order Compelling Arbitration in Texas, as requested Defendants. Plaintiffs are now seeking an appeal of the Court’s order compelling arbitration in Texas.

Global Gaming Data

On November 21, 2023, the Company and its wholly owned subsidiary and TinBu, LLC (“TinBu”) (Company and TinBu collectively, “Plaintiffs”) filed their First Amended Verified Complaint in Federal Court for the Middle District of Florida against John J. Brier, Jr. (“Brier”), Bin Tu (“Tu”), and Global Gaming Data, LLC (“GGD”) (collectively, “Defendants”) for violations of the Federal Defend Trade Secrets Act (“DTSA”), the Florida Uniform Trade Secrets Act (“FUTSA”) and the Florida Deceptive and Unfair Trade Practices Act (“FDUTPA”), and for breaches of contract and fiduciary duties, including the duty of loyalty, styled Lottery.com, Inc. f/k/a AutoLotto, Inc. and TinBu, LLC v. John J. Brier, Jr., Bin Tu, and Global Gaming Data, LLC (Case No.: 8:23-cv-2594-KKM-TGW) Defendants filed certain counterclaims against Plaintiffs. On January 5, 2024, the Court held a hearing on Plaintiffs’ request for preliminary injunctive relief. The Court has taken Plaintiffs’ request under advisement and will issue an order accordingly.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the shares of Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://www.lottery.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Securities and Exchange Commission registration fee	$16,643.70
Accounting fees and expenses	$45,000
Legal fees and expenses	$80,000
Financial printing and miscellaneous expenses	$15,000
Total*	$156,643.70

* Estimates, exact amounts not currently known

17

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, Lottery.com’s charter provides that a director will not be personally liable to Lottery.com or Lottery.com’s Shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Lottery.com or Lottery.com’s Shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Lottery.com’s bylaws provide that it will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of Shareholders or disinterested directors or otherwise.

Lottery.com’s charter provides for indemnification of Lottery.com’s directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and Lottery.com’s bylaws provide for indemnification of Lottery.com’s directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

Lottery.com has entered into indemnification agreements with each of its current directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require Lottery.com, among other things, to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 15. Recent Sales of Unregistered Securities.

From December 2023 through February 2024 the Company sold and has contracted to sell an aggregate of $5,000,000 in unsecured convertible notes. The notes are convertible at a Conversion Price of $2.2751 per share until December 5, 2024. The holders of the convertible notes also received warrants equivalent to the value of their convertible note divided by $2.2751 which are exercisable at an exercise price of $2.2751.

“Conversion Price” means $2.2751. If the Conversion Price on the six (6) month anniversary of the Issuance Date is lower than the Conversion Price on the Issuance Date, then the Conversion Price shall be adjusted downward to the VWAP of the Common Stock for the five (5) consecutive Trading Days immediately preceding the six (6) month anniversary date. The Conversion Price is subject in each case, to adjustment as provided herein.

18

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

19

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on February 13, 2024.

LOTTERY.COM INC.

By:	/s/ Mathew McGahan
Name:	Mathew McGahan
Title:	President and CEO

20

EXHIBIT INDEX

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of February 21, 2021, by and among Trident Acquisitions Corp., Trident Merger Sub II Corp., and AutoLotto, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by Lottery.com with the SEC on February 23, 2021).
3.1	Second Amended and Restated Certificate of Incorporation of Lottery.com Inc. (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
3.2	Amended and Restated Bylaws of Lottery.com Inc. (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
4.1	Warrant Agreement, dated as of May 29, 2018, between TDAC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K, filed by Lottery.com with the SEC on June 4, 2018).
4.2	Description of Capital Stock (incorporated by reference to Exhibit 4.2 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
5.01*	Legal Opinion
10.1	Letter Agreement among Trident Acquisitions Corp., Trident Acquisitions Corp.’s officers, directors and stockholders (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registration Statement on Form S-1/A (File No. 333-223655) filed by Lottery.com with the SEC on May 21, 2018).
10.2	Stock Escrow Agreement between Trident Acquisitions Corp., Continental Stock Transfer & Trust Company and the initial stockholders of Trident Acquisitions Corp (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K, filed by Lottery.com with the SEC on June 4, 2018).
10.3	Services Agreement, dated as of March 10, 2020, by and between AutoLotto, Inc. and Master Goblin Games LLC (incorporated by reference to Exhibit 10.8 of the Registration Statement on Form S-4 (Reg. No. 333-257734), filed by Lottery.com with the SEC on October 5, 2021).
10.4	Amendment No. 1 to Services Agreement, dated as of June 28, 2021, by and between AutoLotto, Inc. and Master Goblin Games LLC (incorporated by reference to Exhibit 10.9 of the Registration Statement on Form S-4 (Reg. No. 333-257734), filed by Lottery.com with the SEC on October 5, 2021).
10.5	Investor Rights Agreement, dated as of October 29, 2021, by and among Lottery.com Inc., AutoLotto, Inc. and the security holders party thereto (incorporated by reference to Exhibit 10.12 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.6	Initial Stockholder Forfeiture Agreement, dated as of October 29, 2021, by and among Lottery.com Inc., AutoLotto, Inc. and the security holders party thereto (incorporated by reference to Exhibit 10.13 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.7#	Employment Agreement, dated as of February 21, 2021, by and between Lawrence Anthony DiMatteo III and AutoLotto, Inc. (incorporated by reference to Exhibit 10.3 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.8#	Employment Agreement, dated as of February 21, 2021, by and between Matthew Clemenson and AutoLotto, Inc. (incorporated by reference to Exhibit 10.4 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.9#	Amendment to Employment Agreement, dated March 23, 2022, by and between Matthew Clemenson and Lottery.com (incorporated by reference to Exhibit 10.9 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.10#	Employment Agreement, dated as of February 21, 2021, by and between Ryan Dickinson and AutoLotto, Inc. (incorporated by reference to Exhibit 10.5 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.11#	Amendment to Employment Agreement, dated March 23, 2022, by and between Ryan Dickinson and Lottery.com (incorporated by reference to Exhibit 10.11 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.12#	Employment Agreement, dated as of March 19, 2021, by and between Kathryn Lever and AutoLotto, Inc. (incorporated by reference to Exhibit 10.12 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.13#	Amendment to Employment Agreement, dated as of March 28, 2022, by and between Kathryn Lever and Lottery.com Inc. (incorporated by reference to Exhibit 10.13 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.14#	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.15#	AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 10.8 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).

21

10.16#	Form of Restricted Stock Award Agreement under the AutoLotto, Inc. 2015 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 10.9 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 4, 2021).
10.17#	Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form S-4 (Reg. No. 333-257734), filed by Lottery.com with the SEC on October 5, 2021).
10.18#	Form of Option Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.18 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.19#	Form of Restricted Stock Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.19 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.20#	Form of Director Restricted Stock Award Agreement under the Lottery.com 2021 Incentive Plan (incorporated by reference to Exhibit 10.20 of the Annual Report on Form 10-K filed by Lottery.com with the SEC on April 1, 2022).
10.21#	Resignation and Release Agreement, dated July 22, 2022, by and between Lottery.com and Lawrence Anthony DiMatteo III (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Lottery.com with the SEC on July 22, 2022).
10.22#	Consulting Agreement by and between AutoLotto, Inc. dba Lottery.com and Simpexe, LLC, specifically Harry Dhaliwal, dated July 1, 2022 (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed by Lottery.com with the SEC on July 6, 2022).
10.23+	Master Affiliate Agreement, dated as of October 2, 2021 (incorporated by reference to Exhibit 10.4 of the Quarterly Report on Form 10-Q filed by Lottery.com with the SEC on May 16, 2022).
10.24	Loan Agreement (Deed), dated December 7, 2022, between Lottery.com and Woodford Eurasia Assets Ltd, as lender (incorporated by reference to Exhibit 10.24 of the Annual Report on Form 10-K/A filed by Lottery.com with the SEC on May 10, 2023).
10.25	Loan Agreement Deed, Debenture Deed and Securitization, dated December 7, 2022, between Lottery.com and Woodford Eurasia Assets Ltd, as security holder (incorporated by reference to Exhibit 10.25 of the Annual Report on Form 10-K/A filed by Lottery.com with the SEC on May 10, 2023).
10.26	Business Loan Agreement dated January 4, 2022, between Autolotto, Inc. and The Provident Bank (incorporated by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q filed by Lottery.com with the SEC on May 22, 2023).
10.27	$30,000,000 Promissory Note dated January 4, 2022, between Autolotto, Inc. and The Provident Bank (incorporated by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q filed by Lottery.com with the SEC on May 22, 2023).
16.1	Letter from Marcum LLP to the SEC, dated November 12, 2021 (incorporated by reference to Exhibit 10.13 of the Current Report on Form 8-K filed by Lottery.com with the SEC on November 15, 2021).
16.2	Letter from Armanino LLP to the SEC, dated October 7, 2022 (incorporated by reference to Exhibit 16.1 of Amendment No. 1 to the Current Report on Form 8-K filed by Lottery.com with the SEC on October 12, 2022.
107*	Filing Fee Table

*	Filed herewith.
**	Furnished herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

22

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Mathew McGahan, Robert Stubblefield and each of them, their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in their name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew McGahan	President, CEO, Secretary and	February 13, 2024
Matthew McGahan	Chairperson of the Board (principal
executive officer)

/s/ Robert J. Stubblefield	Chief Financial Officer	February 13, 2024
Robert Stubblefield	(principal financial officer)

/s/ Barney Battles	Director	February 13, 2024
Barney Battles

/s/ Christopher Gooding	Director	February 13, 2024

/s/ Paul S. Jordan	Director	February 13, 2024
Paul S. Jordan

/s/ Tamer T. Hasan	Director	February 13, 2024
Tamer T. Hasan

23